Exhibit 99.4

[Execution]

GENERAL SECURITY AGREEMENT

This General Security Agreement (“Agreement”), dated July 25, 2005, is by HyperSpace Communications, Inc., a Colorado corporation (“Grantor”), in favor of Wachovia Capital Finance Corporation (Western), a California corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties which are parties thereto from time to time as lenders (in such capacity, together with its successors and assigns, “Agent”).

W I T N E S S E T H

WHEREAS, MPC Computers, LLC, a Delaware limited liability company (“MPC”), MPC-G, LLC, a Delaware limited liability company (“MPC-G”) and MPC Solutions Sales, LLC, a Delaware limited liability company (“MPC-S”, and together with MPC and MPC-G, each individually a “Borrower” and collectively, “Borrowers”) and GTG PC Holdings, LLC, a Delaware limited liability company (“Guarantor”) have entered into or are about to enter into financing arrangements with Agent and the parties from time to time to the Loan Agreement as lenders (each individually, a “Lender” and collectively, “Lenders”), pursuant to which Agent and Lenders (or Agent on behalf of Lenders) may make loans and provide other financial accommodations to Borrowers as set forth in the Loan Agreement, dated July 8, 2005, by and among Borrowers, Guarantor, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Grantor has executed and delivered or is about to execute and deliver to Agent a guarantee in favor of Agent and Lenders pursuant to which Grantor absolutely and unconditionally guarantees to Agent the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrowers to Agent and Lenders;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                           DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below, and capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Loan Agreement:

1.1                                 “Accounts” shall mean all present and future rights of Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2                                 “Cash Equivalents” shall mean, at any time, (a) any evidence of indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.3                                 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.4                                 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, Grantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Secured Agent directing disposition of the funds in the deposit account without further consent by Grantor and such other terms and conditions as Agent may require.

1.5                                 “Equipment” shall mean all of Grantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.6                                 “Event of Default” shall have the meaning set forth in Section 6.1 hereof.

1.7                                 “Financing Agreements” shall mean, collectively, the Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower, Guarantor or Grantor in connection with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.8                                 “Grantor” shall mean HyperSpace Communications, Inc., a Colorado corporation, and its successors and assigns.

1.9                                 “Information Certificate” shall mean the Information Certificate of Grantor constituting Exhibit A hereto containing material information with respect to Grantor, its business and assets provided by or on behalf of Grantor to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.10                           “Intellectual Property” shall mean Grantor’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to Grantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.11                           “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, Grantor and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Grantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may require.

1.12                           “Inventory” shall mean all of Grantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Grantor as lessor; (b) are held by Grantor for sale or lease or to be furnished under a contract of service; (c) are furnished by Grantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.13                           “Loan Agreement” shall mean the Loan and Security Agreement, dated July 8, 2005, by and among Agent, Lenders, Borrowers and Guarantor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.14                           “Obligations” shall mean shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Grantor to Agent or any of the other Secured Parties, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Grantor or any Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

1.15                           “Permitted Acquisitions” shall mean the purchase by Grantor after the date hereof of all or substantially all of the assets of any Person or a business or division of such Person (whether pursuant to a merger or other transaction) or of all or a majority of the capital stock (such assets or Person being referred to herein as the “Acquired Business”) and in one or a series of transaction that satisfies each of the following conditions as determined by Agent:

(a)                                  Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, including (i) the proposed date and amount of the acquisition, (ii) a list and description of the assets or shares to be acquired, and (iii) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price,

(b)                                 the consideration paid for or in connection with the assets or shares (or as merger consideration) of the Acquired Business shall consist of shares of Grantor or cash of Grantor that is not in a Restricted Account,

(c)                                  Agent shall have received all agreements, documents and instruments required under Section 2.2 and otherwise hereunder, except that Agent shall not be required to have received any shares of the capital stock of the Acquired Business purchased by Grantor pursuant to such Permitted Acquisition as Collateral,

(d)                                 in no event shall any Borrower or Guarantor make, or be required to make, any payment or incur any obligation or liability in connection with such acquisition or take any other action which is otherwise prohibited under the Loan Agreement or any of the other Financing Agreements in connection therewith,

(e)                                  in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(f)                                    no Default or Event of Default shall exist or have occurred as of the date of the acquisition or any payment in respect thereof and after giving effect to the acquisition or such payment,

(g)                                 Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, which documents shall be satisfactory to Agent.

1.16                           “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.17                           “Real Property” shall mean all now owned and hereafter acquired real property of Grantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.18                           “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Grantor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Grantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Grantor or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of Grantor) or otherwise associated with any Accounts, Inventory or general intangibles of Grantor

(including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Grantor in connection with the termination of any employee benefit plan and any other amounts payable to Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Grantor is a beneficiary).

1.19                           “Records” shall mean all of Grantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Grantor with respect to the foregoing maintained with or by any other person).

1.20                           “Restricted Account” shall mean the deposit accounts in the name of Grantor which Grantor may only use for the disposition of funds to an account of any Borrower in accordance with the terms of the Deposit Account Control Agreements.

1.21                           “Secured Parties” shall mean, collectively, (a) Agent, (b) Lenders, (c) Wachovia Bank, National Association as the issuer of any Letter of Credit, and (d) any Bank Product Provider; provided, that, as to any Bank Product Provider, only to the extent of obligations owing to such Bank Product Provider provided for in the Loan Agreement.

1.22                           “UCC” shall mean the Uniform Commercial Code as in effect in the State of California, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of California on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

SECTION 2.                           GRANT OF SECURITY INTEREST

2.1                                 Grant of Security Interest.

(a)                                  To secure payment and performance of all Obligations, Grantor hereby grants to Agent a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent as security, all personal and real property and fixtures and interests in property and fixtures of Grantor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”), including, without limitation:

(i)                                     all Accounts;

(ii)                                  all general intangibles, including, without limitation, all Intellectual Property;

(iii)                               all goods, including, without limitation, Inventory and Equipment;

(iv)                              all Real Property and fixtures;

(v)                                 all chattel paper (including, without limitation, all tangible and electronic chattel paper);

(vi)                              all instruments (including, without limitation, all promissory notes);

(vii)                           all documents;

(viii)                        all deposit accounts;

(ix)                                all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x)                                   all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or Agent, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(xi)                                all (A) investment property (including, without limitation, securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of Grantor now or hereafter held or received by or in transit to Agent or its affiliates or at any other depository or other institution from or for the account of Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii)                             all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(xiii)                          to the extent not otherwise described above, all Receivables;

(xiv)                         all Records; and

(xv)                            all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b)                                 Notwithstanding anything to the contrary set forth in Section 2.1(a) above, the types or items of Collateral described in such Section shall not include, and Grantor shall not be deemed to have granted, a security interest in any stock or other equity or ownership interest of an existing Subsidiary of Grantor or Subsidiary acquired by Grantor pursuant to a Permitted Acquisition.

2.2                                 Perfection of Security Interests.

(a)                                  Grantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the Agent and Grantor as debtor, as Agent may require, and including any other information with respect to Grantor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Grantor hereby ratifies and approves all financing statements naming Agent or its designee as Agent and Grantor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Grantor hereby authorizes Agent to adopt on behalf of Grantor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the Agent and Grantor as debtor includes assets and properties of Grantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Grantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall Grantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as Agent and Grantor as debtor.

(b)                                 Grantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate.  In the event that Grantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Grantor shall promptly notify Agent thereof in writing to the extent provided in the Loan Agreement.  Promptly upon the receipt thereof by or on behalf of Grantor (including by any agent or representative), Grantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that Grantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, Grantor shall, or Agent may at any time on behalf of Grantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wachovia Capital Finance Corporation (Western) as agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such Agent.”

(c)                                  In the event that Grantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Grantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, Grantor shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d)                                 Grantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate.  Grantor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Grantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Grantor is dealing and the purpose of the account, (ii)  the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, Grantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Grantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent.  The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Grantor’s salaried employees.

(e)                                  Grantor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(i)                                     In the event that Grantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities (other than of an Acquired Business pursuant to a Permitted Acquisition), Grantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by Grantor are uncertificated and are issued to Grantor or its nominee directly by the issuer thereof, Grantor shall immediately notify Agent thereof, and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Grantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities, except that Grantor shall not be required to take such actions with respect to uncertificated securities of an Acquired Business purchased pursuant to a Permitted Acquisition.

(ii)                                  Grantor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied:  (A) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of Grantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Grantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Grantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Grantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

(f)                                    Grantor is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate.  In the event that Grantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument to the extent provided in the Loan Agreement, whether as beneficiary thereof or otherwise after the date hereof, Grantor shall promptly notify Agent thereof in writing.  Grantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Grantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Grantor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g)                                 Grantor has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate.  In the event that Grantor shall at any time after the date hereof have any commercial tort claims, Grantor shall promptly notify Agent thereof in writing to the extent provided in the Loan Agreement, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Grantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by Grantor to Agent shall be deemed to constitute such grant to Agent.  Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 2.2(a) hereof or otherwise arising by the execution by Grantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as Agent and Grantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Grantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)                                 Grantor does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Grantor permitted herein in the ordinary course of business of Grantor in the possession of the carrier transporting such goods.  In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Grantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, Grantor shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Grantor.

(i)                                     Grantor shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Grantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as Agent on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, and (iv)

obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 3.                           COLLATERAL COVENANTS

3.1                                 Accounts Covenants.  Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

3.2                                 Inventory Covenants.  With respect to the Inventory: (a) Grantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Grantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Grantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Grantor’s business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) Grantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (d) Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.

3.3                                 Equipment and Real Property Covenants.  With respect to the Equipment and Real Property: (a) Grantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Grantor shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Grantor’s business and not for personal, family, household or farming use; (d) Grantor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Grantor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Grantor in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Grantor shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Grantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

3.4                                 Power of Attorney.  Grantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Grantor’s true and lawful attorney-in-fact, and authorizes

Agent, in Grantor’s or Agent’s name, to at any time an Event of Default exists or has occurred and is continuing (a) demand payment on Receivables or other Collateral, (b) enforce payment of Receivables by legal proceedings or otherwise, (c) exercise all of Grantor’s rights and remedies to collect any Receivable or other Collateral, (d) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (e) settle, adjust, compromise, extend or renew an Account, (f) discharge and release any Receivable, (g) prepare, file and sign Grantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (h) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Grantor and handle and store all mail relating to the Collateral; and (i) do all acts and things which are necessary, in Agent’s determination, to fulfill Grantor’s obligations under this Agreement and the other Financing Agreements.  Grantor hereby releases Agent and the other Secured Parties and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

3.5                                 Right to Cure.  Agent may, at its option, (a) upon notice to Grantor, cure any default by Grantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent therein or the ability of Grantor to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Grantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto.  Agent may add any amounts so expended to the Obligations and charge Grantor’s account therefor, such amounts to be repayable by Grantor on demand.  Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Grantor.  Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

3.6                                 Access to Premises.  From time to time as requested by Agent, at the cost and expense of Grantor, (a) Agent or its designee shall have complete access to all of Grantor’s premises during normal business hours and after notice to Grantor, or at any time and without notice to Grantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Grantor’s books and records, including the Records, and (b) Grantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) use during normal business hours such of Grantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4.                           REPRESENTATIONS AND WARRANTIES

Grantor hereby represents and warrants to Agent the following:

4.1                                 Corporate Existence; Power and Authority.  Grantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Grantor’s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Grantor’s corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Grantor’s certificate of incorporation, by laws or other organizational documentation, or any indenture, agreement or undertaking to which Grantor is a party or by which Grantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Grantor.  This Agreement and the other Financing Agreements to which Grantor is a party constitute legal, valid and binding obligations of Grantor enforceable in accordance with their respective terms.

4.2                                 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)                                  The exact legal name of Grantor is as set forth on the signature page of this Agreement and in the Information Certificate.  Grantor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b)                                 Grantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate.  The Information Certificate accurately sets forth the organizational identification number of Grantor or accurately states that Grantor has none and accurately sets forth the federal employer identification number of Grantor.

(c)                                  The chief executive office and mailing address of Grantor and Grantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of Grantor to establish new locations in accordance with Section 5.2 hereof.

Schedule 8.2 to the Information Certificate correctly identifies any of such locations which are not owned by Grantor and sets forth the owners and/or operators thereof.

4.3                                 Priority of Liens; Title to Properties.  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the existing liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 5.8 hereof.  Grantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 5.8 hereof.

4.4                                 Tax Returns.  Grantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Grantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Grantor and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

4.5                                 Litigation.  Except as set forth in Schedule 8.6 to the Information Certificate, there is no present investigation by any governmental authority pending, or to the best of Grantor’s knowledge threatened, against or affecting Grantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Grantor’s knowledge threatened, against Grantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, if adversely determined against Grantor, would result in any material adverse change in the assets, business or prospects of Grantor or would impair the ability of Grantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce any Obligations or realize upon any Collateral.

4.6                                 Compliance with Other Agreements and Applicable Laws.  Grantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Grantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

4.7                                 Bank Accounts.  All of the deposit accounts, investment accounts or other accounts in the name of or used by Grantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of Grantor to establish new accounts in accordance with Section 2.2 hereof.

4.8                                 Accuracy and Completeness of Information.  All information furnished by or on behalf of Grantor in writing to Agent in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Grantor, which has not been fully and accurately disclosed to Agent in writing.

4.9                                 Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Agent regardless of any investigation made or information possessed by Agent.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Grantor shall now or hereafter give, or cause to be given, to Agent.

SECTION 5.                           AFFIRMATIVE AND NEGATIVE COVENANTS

5.1                                 Maintenance of Existence.

(a)                                  Grantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

(b)                                 Grantor shall not change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Grantor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of incorporation of Grantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Grantor as soon as it is available.

(c)                                  Grantor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Grantor of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  Grantor shall not change its type of organization, jurisdiction of organization or other legal structure.

5.2                                 New Collateral Locations.  Grantor may only open any new location within the continental United States provided Grantor (a) gives Agent thirty (30) days prior written notice from Grantor of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem necessary or desirable to protect its interests in the Collateral at such location.

5.3                                 Compliance with Laws, Regulations, Etc.  Grantor shall, at all times comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local governmental authority applicable to it.

5.4                                 Payment of Taxes and Claims.  Grantor shall, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Grantor and with respect to which adequate reserves have been set aside on its books.  Grantor shall be liable for any tax or penalties imposed on Agent and the other Secured Parties as a result of the financing arrangements provided for herein and Grantor agrees to indemnify and hold Agent and the other Secured Parties harmless with respect to the foregoing, and to repay to Agent on demand the amount thereof; provided, that, nothing contained herein shall be construed to require Grantor to pay any income or franchise taxes attributable to the income of Agent or any Lender from any amounts charged or paid hereunder to Agent.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

5.5                                 Insurance.  Grantor shall, at all times maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer.  Grantor shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Grantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Grantor.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Grantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Grantor shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Grantor shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender’s loss payable endorsement shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Grantor or any of its affiliates.

5.6                                 Financial Statements and Other Information.

(a)                                  Grantor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Grantor in accordance with GAAP.  Grantor shall promptly furnish to Agent all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Grantor, and to notify the auditors and accountants of Grantor that Agent is authorized to obtain such information directly from them.

(b)                                 Grantor shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Grantor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any order, judgment or decree in excess of $100,000 shall have been entered against Grantor or any of its properties or assets, (iii) any notification of violation of laws or regulations received by Grantor, and (iv) the occurrence of any Default or Event of Default.

(c)                                  Grantor shall use reasonable commercial efforts to notify Agent of the filing of any reports, registration statements or other materials which Grantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. promptly after the filing thereof and shall furnish or cause to be furnished to Agent copies of any other reports which Grantor sends to its stockholders generally or are not available to Agent for any reason directly from the Governmental Authority or other organization with which it has been filed.

(d)                                 Grantor shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Grantor, as Agent may, from time to time, reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to Grantor to any court or other governmental authority, to any affiliate of Agent or to any participant or assignee or prospective participant or assignee.  Grantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Grantor’s expense, copies of the financial statements of Grantor and any reports or management letters prepared by such accountants or auditors on behalf of Grantor and to disclose to Agent such information as they may have regarding the business of Grantor.  Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Grantor to Agent in writing.

5.7                                 Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Grantor shall not, directly or indirectly,

(a)                                  merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that Grantor may merge with any other Person in order to acquire the assets of such Person pursuant to a Permitted Acquisition, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:

(i)  Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of Grantor to so merge, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger, (ii) Agent shall have received such other information with respect to such merger as Agent may request, (iii) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) Grantor shall be the surviving corporation, (vi)  the Person with whom Grantor is merging shall be organized under the laws of a jurisdiction within the United States of America, (vii) Grantor, as the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, (viii) the consideration paid for or in connection with the merger with such Person shall consist of shares of Grantor or cash of Grantor that is not in a Restricted Account, and (ix) Agent shall have received all agreements, documents and instruments required under Section 2.2 and otherwise hereunder, except that Agent shall not be required to have received any shares of the capital stock of the Acquired Business purchased by Grantor pursuant to such Permitted Acquisition as Collateral; or

(b)                                 sell, assign, lease, transfer, abandon or otherwise dispose of any capital stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Grantor, (iii) the issuance and sale by Grantor of any capital stock; provided, that, Grantor shall not be required to pay any cash dividends or repurchase or redeem such capital stock or make any other payments in respect thereof, except as otherwise permitted in Section 5.11 hereof and the terms of such capital stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to deal with Agent or the other Secured Parties or in any way otherwise relate to or affect the arrangements of Borrowers and Guarantor with Agent and the other Secured Parties and (iv) the issuance of any indebtedness by Grantor to the extent otherwise permitted hereunder), or

(c)                                  wind up, liquidate or dissolve or

(d)                                 agree to do any of the foregoing other than in accordance with the terms above.

5.8                                 Encumbrances.  Grantor shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

(a)                                  liens and security interests of Agent;

(b)                                 liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Grantor and with respect to which adequate reserves have been set aside on its books;

(c)                                  non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Grantor’s business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Grantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)                                 zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Grantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(e)                                  purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Grantor other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

(f)                                    the security interests and liens to secure indebtedness for borrowed money permitted pursuant to Section 5.9(e) hereof, which security interests and liens shall at all times be subject and subordinate to the security interests of Agent and otherwise subject to an intercreditor agreement on terms and conditions acceptable to Agent; and

(g)                                 the security interests and liens set forth on Schedule 5.8 hereto.

5.9                                 Indebtedness.  Grantor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any other Person, except

(a)                                  the Obligations;

(b)                                 trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Grantor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Grantor, and with respect to which adequate reserves have been set aside on its books;

(c)                                  purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

(d)                                 unsecured indebtedness of Grantor arising after the date hereof to any third person; provided, that, upon the request of Agent, Agent shall receive notice of such indebtedness in reasonable detail satisfactory to Agent of the amount of such indebtedness, the person or persons to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, and

(e)                                  secured indebtedness of Grantor arising after the date hereof (other than as permitted under clause (c) above) pursuant to loans in cash or other immediately available funds to Grantor, provided, that, each of the following conditions is satisfied as determined by Agent: (i) the Person or Persons to whom such indebtedness shall be owing shall be reasonably acceptable to Agent, (ii) the terms and conditions of such indebtedness shall be reasonably acceptable to Agent, (iii) such indebtedness shall be secured only by a security interest in any of the Collateral which is subordinate and junior in all respects to the security interest and lien of Agent therein, (iv) Agent shall have received an intercreditor agreement in the form of Exhibit B hereto or otherwise in form and substance reasonably satisfactory to Agent, duly authorized, executed and delivered by the Person or Persons to whom such indebtedness is owed, and acknowledged and agreed to by Grantor, (v) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of Grantor to incur such indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such indebtedness, the person or persons to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (vi) Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such indebtedness and such other agreements, documents and instruments as Agent may reasonably request, provided, that, within five (5) Business Days of the receipt by Agent of such agreements, documents and instruments and such other information as Agent may reasonably request in connection therewith, Agent shall notify Grantor whether the same are acceptable to Agent and (vii) as of the date of incurring such indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

(f)                                    the obligations, indebtedness and guarantees set forth on Schedule 9.9 to the Information Certificate.

Within five (5) Business Days after the date of the receipt by Agent of all of the following:  (A) the information contemplated by Sections 5.9(e)(i), (ii) and (v) above, (B) the intercreditor agreement as authorized, executed and delivered as provided in Section 5.9(e)(iv) above and (C) the agreements, documents and instruments to be delivered as provided in Section 5.9(e) (vi) above, Agent shall notify Grantor whether or not the same are acceptable to Agent and in the event that Agent does not notify Grantor whether or not the same are acceptable within such five (5) Business Day period, the same shall be deemed acceptable to Agent.

5.10                           Loans, Investments, Etc.  Grantor shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the capital stock or indebtedness or all or a substantial part of the assets or property of any person or form or acquire any subsidiaries, or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in cash or Cash Equivalents, provided, that, the terms and conditions of Section 2.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held; (c) loans and advances by Grantor to employees of Grantor for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Grantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees); (d) Permitted Acquisitions; (e) stock or obligations issued to Grantor by any Person (or the representative of such Person) in respect of indebtedness of such Person owing to Grantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; (f) obligations of account debtors to Grantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Grantor; (g) loans by Grantor to a Borrower or Guarantor after the date hereof, provided, that, (i) the indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and the other Secured Parties to receive the prior final payment and satisfaction in full of all of the obligations owing to Agent and the other Secured Parties on terms and conditions acceptable to Agent, (ii) promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of the indebtedness of such Borrower or Guarantor to the prior final payment and satisfaction in full of all of the obligations owing to Agent and the other Secured Parties, duly authorized, executed and delivered by Grantor and such Borrower or Guarantor, and (iii) such Borrower or Guarantor shall not, directly or indirectly make, or be required to make, any payments in respect of such indebtedness prior to the end of the then current term of the Loan Agreement; (h) the loans and advances set forth on Schedule 9.10 to the Information Certificate.

5.11                           Dividends and Redemptions.  Grantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Grantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that

(a)                                  Grantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock for consideration in the form of shares of capital stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b)                                 Grantor may from time to time pay dividends in respect of its outstanding shares of capital stock or repurchase or redeem outstanding shares of capital stock; provided, that, (i) as of the date of the payment for any such dividend or repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (ii) such dividend or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Grantor or its property are bound, (iii) such dividend or repurchase shall be paid out of legally available funds therefor, and (iv) on and after the date that Agent may request that Grantor notify Agent as to dividends, repurchases or redemptions to be paid after the date of such request, but only on and after such request by Agent, Agent shall have received not less than ten (10) Business Days’ prior written notice thereof setting forth in reasonable detail the amount of the dividend or the shares to be repurchased redeemed and the amount that Parent anticipates that it will pay in respect thereof.

5.12                           Transactions with Affiliates.  Grantor shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Grantor (other than a Borrower or Guarantor), except in the ordinary course of and pursuant to the reasonable requirements of Grantor’s business and upon fair and reasonable terms no less favorable to Grantor than Grantor would obtain in a comparable arm’s length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Grantor except reasonable compensation to officers, employees and directors for services rendered to Grantor in the ordinary course of business.

5.13                           Costs and Expenses.  Grantor shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:  (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

5.14                           Further Assurances.  At the request of Agent at any time and from time to time, Grantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

SECTION 6.                           EVENTS OF DEFAULT AND REMEDIES

6.1                                 Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)                                  Grantor fails to pay any of the Obligations when due or fails to perform any of the covenants contained herein and in each case such failure shall continue for twenty (20) days;

(b)                                 any representation, warranty or statement of fact made by Grantor in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)                                  Grantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of Grantor in favor of Agent or any Lender;

(d)                                 any judgment for the payment of money is rendered against Grantor in excess of $1,000,000 in any one case or in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Grantor or any of the Collateral having a value in excess of $500,000;

(e)                                  Grantor dissolves or suspends or discontinues doing business;

(f)                                    Grantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the indebtedness due to them;

(g)                                 a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Grantor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Grantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)                                 a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Grantor or for all or any part of its property;

(i)                                     any default in respect of any indebtedness of Grantor (other than Indebtedness owing to Agent and Lenders), in any case or in the aggregate in an amount in excess of $1,000,000 which default continues for more than the applicable cure period, if any, with respect thereto;

(j)                                     any material provision hereof or of any of the Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(k)                                  the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Grantor of which Grantor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Grantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of Grantor which is necessary or material to the conduct of its business;

(l)                                     there shall be an Event of Default as such term is defined in the Loan Agreement.

6.2                                 Remedies.

(a)                                  At any time an Event of Default exists or has occurred and is continuing, Agent shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Grantor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Grantor of this Agreement or any of the other Financing Agreements.  Agent may, at any time or times, proceed directly against Grantor or any Borrower or Guarantor to collect the Obligations without prior recourse to Grantor, or any Borrower or Guarantor or any of the Collateral.

(b)                                 Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent (provided, that, upon the occurrence of any Event of Default described in Sections 6.1(g) and 6.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Grantor, at Grantor’s expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, and/or (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Grantor, which right or equity of redemption is hereby expressly waived and released by Grantor.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Grantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Grantor waives any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Grantor waives the posting of any bond which might otherwise be required.

(c)                                  Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Grantor’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Grantor shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Grantor shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(d)                                 To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Grantor for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(e)                                  For the purpose of enabling Agent to exercise the rights and remedies hereunder, Grantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Grantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f)                                    Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due.  Grantor shall remain liable to Agent for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

SECTION 7.                           JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

7.1                                 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)                                  The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between Grantor and Agent, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

(b)                                 Grantor irrevocably consents and submits to the non-exclusive jurisdiction of the state courts of Los Angeles County, State of California or the United States District Court for the Central District of California, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of the parties hereto in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Grantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Grantor or its property).

(c)                                  Grantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Grantor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, Grantor shall appear in answer to such process, failing which Grantor shall be deemed in default and judgment may be entered by Agent against Grantor for the amount of the claim and other relief requested.

(d)                                 GRANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GRANTOR AND AGENT IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  GRANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GRANTOR OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GRANTOR AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)                                  Agent shall not have any liability to Grantor (whether in tort, contract, equity or otherwise) for losses suffered by Grantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

7.2                                 Waiver of Notices.  Grantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on Grantor which Agent may elect to give shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

7.3                                 Amendments and Waivers.  Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments, as also signed by an authorized officer of Grantor.  Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4                                 Waiver of Counterclaims.  Grantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7.5                                 Indemnification.  Grantor shall indemnify and hold Agent, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Grantor shall pay the maximum portion which it is permitted to pay under applicable law to Agent in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, Grantor shall not assert, and Grantor hereby waives, any claim against Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the Loan Agreement.

SECTION 8.                           MISCELLANEOUS

8.1                                 Interpretative Provisions.

(a)                                  All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)                                 All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)                                  All references to Grantor and Agent pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)                                 The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)                                  The word “including” when used in this Agreement shall mean “including, without limitation”.

(f)                                    All references to the term “good faith” used herein when applicable to Agent shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Grantor shall have the burden of proving any lack of good faith on the part of Agent alleged by Grantor at any time.

(g)                                 An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3 hereof or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(h)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(i)                                     Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(j)                                     The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(k)                                  This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(l)                                     This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent merely because of Agent’s involvement in their preparation.

8.2                                 Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Grantor:	HyperSpace Communications, Inc.
8480 East Orchard Road, Suite 6600
Greenwood Village, Colorado 80111
Attention: Chief Financial Officer
Telephone No.: 303-566-6500
Telecopy No.: 303-566-6514

with a copy to:	Perkins Coie LLP
1899 Wynkoop, Suite 700
Denver, Colorado 80202
Attention: Donald Salcito, Esq.
Telephone No.: 303-291-2300
Telecopy No.: 303-291-2400

If to Agent:	Wachovia Capital Finance Corporation
(Western)

251 South Lake Avenue
Suite 900
Pasadena, California 91101
Attention: Portfolio Manager
Telephone No.: 626-304-4900
Telecopy No.: 626-304-4969

8.3                                 Confidentiality.

(a)                                  Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Grantor pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 8.3, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

(b)                                 In the event that Agent or any Lender receives a request or demand to disclose any confidential information with respect to Grantor pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Grantor of such request so that Grantor may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Grantor or Borrowers of Agent’s or such Lender’s expenses, cooperate with Grantor in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Grantor so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c)                                  In no event shall this Section 8.3 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Grantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than Grantor, (iii) to require Agent or any Lender to return any materials furnished by Grantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 8.3 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by Grantor to Agent or any Lender.  In addition, Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications or use the corporate name, logo or other insignia of any Borrower or Guarantor in “tombstones” or other advertisements or public statements or marketing materials of Agent, Lenders or their respective Affiliates.

8.4                                 Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

8.5                                 Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Grantor and its successors and assigns and inure to the benefit of and be enforceable by Agent and its successors and assigns, except that Grantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent.

8.6                                 Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the day and year first above written.

HYPERSPACE COMMUNICATIONS, INC.

By:	/s/ John P. Yeros

Title:	Chairman